UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 542-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective March 1, 2019, the Board of Directors of CareTrust REIT, Inc. (the “Company”) amended and restated its Amended and Restated Bylaws (as amended and restated, the “Bylaws”). In addition to certain technical, conforming, and clarifying changes, the amendments to the Bylaws include the following changes:

Special Meetings of Stockholders. Article II, Section 3 was amended to reduce the threshold required for stockholders to call a special meeting of the Company from a majority of all votes entitled to be cast at such meeting to twenty-five percent (25%) of all the votes entitled to be cast at such meeting.

Majority Voting in Election of Directors. Article II, Section 7 was amended to provide that in any uncontested election of directors, directors will be elected by a majority of the votes cast by stockholders. A plurality voting standard will continue to apply in the event of a contested director election.

In connection with the foregoing amendment to the Company’s Bylaws, the Board of Directors also amended Article II, Section 7 to provide that any incumbent director who stands for election to the Board of Directors but who fails to receive a majority of the votes cast in an uncontested election shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”). The Nominating Committee will then promptly consider any such tendered resignation and will make a recommendation to the Board of Directors as to whether such tendered resignation should be accepted, rejected, or whether other action should be taken. The Board of Directors, within 90 days after the date on which certification of the stockholder vote on the election of directors is made, will then publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission or by other public announcement. The Nominating Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation.

The foregoing is a summary of the changes effected by the adoption of the Bylaws, which is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of CareTrust REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer, Treasurer and Secretary

Date: March 7, 2019